Filed Pursuant to Rule 424(b)(3)

File Number 333-177962

PROSPECTUS SUPPLEMENT NO. 3

to Prospectus dated November 28, 2011

(Registration No. 333-177962)

OPKO HEALTH, INC.

4,494,380 shares

of

Common Stock

This Prospectus Supplement No. 3 supplements our Prospectus dated November 28, 2011 (the “Prospectus”). You should read this Prospectus Supplement No. 3 together with the Prospectus. This Prospectus Supplement No. 3 includes the attached Amendment No. 1 to Form 8-K as filed by us with the Securities and Exchange Commission on January 25, 2012.

The information contained herein, including the information attached hereto, supplements and supersedes, in part, the information contained in the Prospectus. This Prospectus Supplement No. 3 should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus except to the extent that the information in this Prospectus Supplement No. 3 supersedes the information contained in the Prospectus.

An investment in our common stock involves a high degree of risk. See “Risk Factors” on page 2 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 3 is January 26, 2012.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

OPKO Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd

Miami, Florida 33137

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 575-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

OPKO Health, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K that was initially filed with the Securities and Exchange Commission on December 29, 2011, to file the financial statements and pro forma information required by Item 9.01 of Form 8-K with respect to the Company’s acquisition of FineTech Pharmaceutical Ltd.

ITEM 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The following financial statements of FineTech Pharmaceutical Ltd. are being filed with this report as Exhibit 99.1:

•	Audited Balance Sheet as of December 31, 2010

•	Audited Statement of Operations for the year ended December 31, 2010

•	Audited Statement of Shareholder’s Equity

•	Audited Statement of Cash Flows for the year ended December 31, 2010

•	Unaudited Balance Sheet as of September 30, 2011

•	Unaudited Statements of Operations for the nine months ended September 30, 2011 and September 30, 2010

•	Unaudited Statement of Shareholder’s Equity as of September 30, 2011

•	Unaudited Statements of Cash Flows for the nine months ended September 30, 2011 and September 30, 2010

(b) Pro Forma Financial Information.

The following pro forma financial information is being filed with this report as Exhibit 99.2:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2011

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2011

•	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2010

(d) Exhibits

Exhibit Number	Description

23.1	Consent of Kost Forer Gabby and Kasierer, A Member of Ernst & Young Global

99.1	Financial Statements listed in Item 9.01(a)

99.2	Pro Forma Financial Information listed in Item 9.01(b)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

By	/s/ Rao Uppaluri

Name:	Rao Uppaluri
Title:	Senior Vice President, Chief Financial Officer

Date January 25, 2012

Exhibit Index

Exhibit Number	Description

23.1	Consent of Kost Forer Gabby and Kasierer, A Member of Ernst & Young Global

99.1	Financial Statements listed in Item 9.01(a)

99.2	Pro Forma Financial Information listed in Item 9.01(b)